SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549




                                  FORM 8-K

                               CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



                       Date of Report:  June 21, 1996



                           BRAZIL FAST FOOD CORP.
             (Exact name of Registrant as specified in charter)



  Delaware                 0-23278                    13-3688737
(State or other       (Commission File No.)         (IRS Employer
jurisdiction of                                      Identification
incorporation)                                         Number)


Praia do Flamengo
200-22o. Andar
CEP 22210-30, Rio de Janeiro, Brazil                        N/A
(Address of principal executive offices)                 (Zip Code)



      Registrant's telephone number, including area code:  55 21 285 2424




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Item 5.   Other Events.

          On June 10, 1996, Registrant acquired all of the outstanding capital shares (quotas) of, respectively, Bigburger Sao Paulo Lanchonetes Ltda. and Bigburger Goiania Lanchonetes Ltda., each a Brazilian corporation (collectively, the "Acquired Companies"), from Rucker Holdings Corporation, a non-affiliated British Virgin Islands corporation ("Rucker"), for (i) $250,000 (paid in Brazilian reais) and (ii) 510,000 shares of Registrant's Common Stock (the "Shares").

          The Acquired Companies own and operate 7 "Mr. Theo" hamburger fast food restaurants in Sao Paulo and Goiania, Brazil. Of these 7 retail outlets, 6 have been rebranded and are now operating under the Registrant's "Bob's" tradename, while the seventh outlet is scheduled to be rebranded and opened in early July 1996.

          Registrant has agreed to file a registration statement covering the Shares under the Securities Act of 1933, as amended, no later than July 8, 1996 and to exert its best efforts thereafter to cause such registration statement to be declared effective, thereby enabling Rucker to publicly offer the Shares for public sale.



Item 7.   Financial Statements and Exhibits.


          I.   Financial Statements of the Acquired Companies.

               Not applicable.*


          (a)  Pro Forma Financial Information.

               Not applicable.*


          (b)  Exhibits.

               (i) Agreement to the Assignment and Transfer of Quotas of Bigburger Sao Paulo Lancho-netes Ltda. dated June 10, 1996 among Rucker, Theodoro Henrique da Silva, Registrant and Theodoro Henrique da Silva Junior.

               (ii) Agreement to the Assignment and Transfer of Quotas of Bigburger Goiania Lancho-netes Ltda. dated June 10, 1996 among Rucker, Theodoro Henrique da Silva, Registrant and Theodoro Henrique da Silva Junior.



* The Acquired Companies, neither individually nor collectively, constitute a "significant subsidiary" of Registrant, as such term is defined in Rule 1-02, promulgated under Regulation S-X.



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                            SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: June 21, 1996               BRAZIL FAST FOOD CORP.
                                        (Registrant)


                                    By:  /s/Ira Roxland
                                         Ira Roxland
                                         Assistant Secretary